UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): May 16, 2008

CHL Mortgage Pass-Through Trust 2006-OA4
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-126963-34

CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-126963

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4449516
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California                                                                                                                                                                                           91302
(Address of Principal                                                                                                                                                (Zip Code)
 Executive Offices of the depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Section 8                      Other Events

Item 8.01                      Other Events.

On February 28, 2006, CWMBS, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of February 1, 2006 (the “Pooling and Servicing Agreement”), with the Company, as depositor, Countrywide Home Loans, Inc. (“CHL”), as a seller, Park Granada LLC, as a seller (“Park Granada”), Park Monaco, Inc., as a seller (“Park Monaco”), Park Sienna LLC, as a seller (“Park Sienna” and, together with CHL, Park Granada and Park Monaco, the “Sellers”), Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”), and The Bank of New York, as trustee (the “Trustee”), providing for the issuance of the Company’s Mortgage Pass-Through Certificates, Series 2006-OA4.  The Pooling and Servicing Agreement was previously filed on March 15, 2006 (accession no. 0000905148-06-002321).

On May 16, 2008, the Company and the other parties to the Pooling and Servicing Agreement entered into an amendment to the Pooling and Servicing Agreement.  A copy of that amendment is annexed hereto as Exhibit 4.1.

Section 9	Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell Company Transactions.

(d) Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1, dated as of May 16, 2008, to the Pooling and Servicing Agreement, dated as of February 1, 2006, among the Company, the Sellers, the Master Servicer and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWMBS, INC.

By: /s/ Darren Bigby
Darren Bigby
Vice President

Dated:  May 16, 2008

Exhibit Index

Exhibit

4.1	Amendment No. 1, dated as of May 16, 2008, to the Pooling and Servicing Agreement, dated as of February 1, 2006, among the Company, the Sellers, the Master Servicer and the Trustee.